UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dividend Capital Diversified Property Fund Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Stockholder:

Thank you for opting to receive our 2013 proxy materials electronically. By doing so, you have ensured timely availability of these documents, saved Dividend Capital Diversified Property Fund, Inc. the expense of producing and mailing these documents, and helped the environment by reducing the amount of documents printed. We thank you for your awareness and concern.

However – as of today – we still have not received your vote. The meeting is quickly approaching, and we urgently need your vote.

Below is a link to the Internet voting site where you can access the Dividend Capital Diversified Property Fund Inc. 2013 proxy materials. We encourage you to review these materials and vote “FOR” (i) the election of the five nominees to serve on the Company’s board of directors until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2013, and (iii) the amendment of the Company’s charter to clarify information regarding the interests of the Company’s advisor in the Company and the Company’s operating partnership. If you need a current version of Adobe Acrobat to access these documents, you may download it for free at: http://www.adobe.com.

You may view the proxy materials and access the secured electronic voting site at: http://www.eproxy.com/dpf.

To record your vote you will need to have available the following important numbers:

•	Your personal thirteen-digit control number [Control # imbedded here] and

•	The last four digits of your Social Security number or US Tax Identification Number

Your vote is very important no matter how many shares you own. Please vote your shares today.

Sincerely,

Joshua J. Widoff

Executive Vice President,

General Counsel and Secretary